Exhibit 99.1

CONSENT OF DIRECTOR NOMINEE

I hereby consent to being named as a nominee to the Board of Directors of Syniverse Holdings, Inc., a Delaware corporation, in its Registration Statement on Form S-1 (Registration Number 333-120444), and any and all amendments or supplements thereto, to be filed with the U.S. Securities and Exchange Commission.

/s/    JIM LIPHAM

Jim Lipham